Federal Home Loan Bank of Des Moines
announcement

November 13, 2014

FHLB Des Moines Releases 2014 Director Election Results

On November 12, 2014, the Board of Directors of FHLB Des Moines certified the results of the 2014 Member and Independent Director Elections. We are pleased to announce the director terms commencing January 1, 2015.

Member Director Election Results

Minnesota - 1 seat available

Number of institutions eligible to vote:	357
Number of institutions who voted:	189
Total eligible votes per candidate:	1,349,757

Total Votes	W. Douglas Hile, President & CEO	Elected – 4 year term
403,278	KleinBank	01/01/15 – 12/31/18
19943 County Road 43
Big Lake, MN 55309

Total Votes	Greg S. Burger, Market President Luverne
206,928	Minnwest Bank
300 S. Washington Street
Redwood Falls, MN 56283

Total Votes	Timothy J. Grabow, President, COO and Director
136,949	HomeTown Bank
1000 E Cook St
Redwood Falls, MN 56283

Total Votes	Daniel H. Zaczkowski, EVP and CFO
53,653	TruStone Financial Federal Credit Union
14601 27th Ave N Ste 104
Plymouth, MN 55447

South Dakota - 1 seat available

Number of institutions eligible to vote:	67
Number of institutions who voted:	25
Total eligible votes per candidate:	1,153,923

Total Votes	Steven L. Bumann, CFO	Elected – 3 year term
253,095	BankWest, Inc.	01/01/15 – 12/31/17
420 S Pierre St
Pierre, SD 57501

Total Votes	Brent J. Heinert, President
27,624	Plains Commerce Bank
220 Main St
Hoven, SD 57450

North Dakota - 1 member director seat (No Election)

Eric A. Hardmeyer, President and CEO	Elected – 4 year term
Bank of North Dakota	01/01/15 – 12/31/18
1200 Memorial Hwy
Bismarck, ND 58506

On September 23, 2014, Eric A. Hardmeyer was declared elected by the FHLB Des Moines to the Bank’s board in accordance with Federal Housing Finance Agency regulations to a four-year term commencing January 1, 2015. The one directorship in North Dakota was filled without an election because Mr. Hardmeyer was the only nominee.

Independent Director Election Results

District-wide - 2 total seats available

Independent Director - 1 seat available

Number of institutions eligible to vote:	1,181
Number of institutions who voted:	365
Total eligible votes per candidate:	7,298,487

Total Votes	Michelle M. Keeley	Elected – 4 year term
2,276,243	Edina, MN	01/01/15 – 12/31/18
31.19%

Public Interest Director - 1 seat available

Number of institutions eligible to vote:	1,181
Number of institutions who voted:	349
Total eligible votes per candidate:	7,298,487

Total Votes	Elsie M. Meeks, SD State Director/ Rural Development	Elected – 4 year term
2,262,895	U.S. Dept. of Agriculture	01/01/15 – 12/31/18
31.00%	200 Fourth Street, SW, Room 210
Huron, SD 57350